                                                                      Exhibit 12

                       Ratio of Earnings to Fixed Charges


                                                      1991      1992        1993        1994        1995    03/31/96    03/31/95
                                                   ---------  ---------  ----------   ---------  ---------  ---------  ----------
                         Earnings

Pretax income from continuing operations           (558,000)  (792,000)  (1,671,000)  1,952,000  3,511,000  4,112,000  2,117,000
                                                   -----------------------------------------------------------------------------
Adjustments:
   (+) fixed charges per S-K 503(d)(4)                    0      1,000      174,000     408,000    274,000  1,398,000    167,000
      (-) interest capitalized during period              0          0            0           0          0          0          0
      (-) preferred stock dividend reqs.                  0          0            0           0          0          0          0
                                                   -----------------------------------------------------------------------------
       = adjusted fixed charges                           0      1,000      174,000     408,000    274,000  1,398,000    167,000
   (-) income from majority owned subs
       attributable to minority ownership                 0          0            0           0          0          0          0
   (-) undistributed income of less than 50%
       owned persons                                      0          0            0           0          0          0          0
   (+) full amt of losses of majority owned subs          0          0            0           0          0          0          0
   (+) previously capitalized interest amortized
       during the period                                  0          0            0           0          0          0          0
                                                   -----------------------------------------------------------------------------
                Total Adjustments                         0      1,000      174,000     408,000    274,000  1,398,000    167,000
                                                   -----------------------------------------------------------------------------
Adjusted pretax income from continuing operations  (558,000)  (791,000)  (1,497,000)  2,360,000  3,785,000  5,510,000  2,284,000
                                                   -----------------------------------------------------------------------------


                       Fixed Charges

Interest expense                                          0      1,000      173,000     403,000    268,000  1,335,000    162,000
Interest capitalized                                      0          0            0           0          0          0          0
Amortization of debt expense                              0          0        1,000       5,000      6,000     63,000      5,000
                                                                                                                     (94-96 from
                                                                                                                       D. Bonin)
Amortization of debt discount/premium
Portion of rental expense representing interest
Preferred stock dividend requirements of majority         0          0            0           0          0          0          0
   owned subs and 50% owned persons                       0          0            0           0          0          0          0
   (excluding items eliminated in consolidation)
Debt guarantee adjustments                                0          0            0           0          0          0          0
                                                   -----------------------------------------------------------------------------
      Total Fixed Charges                                 0      1,000      174,000     408,000    274,000  1,398,000    167,000
                                                   -----------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                  #DIV/0!    (791.00)       (8.60)       5.78      13.81       3.94      13.68
                                                   -----------------------------------------------------------------------------
Excess (Deficiency)                                (558,000)  (792,000)  (1,671,000)  1,952,000  3,511,000  4,112,000  2,117,000
                                                   -----------------------------------------------------------------------------

      There were no fixed charges incurred during the period January 17, 1991 (date of inception) through June 30, 1991. For the years ended June 30, 1992 and 1993, the Company's earnings were insufficient to cover fixed charges by approximately $792,000 and $1,671,000, respectively. Fixed charges consist of interest expense and the amortization of fees and discounts related to debt financings.

                                                                      Exhibit 12

                       Ratio of Earnings to Fixed Charges


                                                              1991       1992         1993         1994        1995        1996
                                                           ----------  ---------  ------------  ----------  ----------  ----------
                           Earnings

Pretax income from continuing operations                   ($558,000) ($792,000)  ($1,671,000)  $1,952,000  $3,511,000  $4,127,000
                                                         --------------------------------------------------------------------------
Adjustments:
   (+) fixed charges per S-K 503(d)(4)                             0      1,000       174,000      408,000     274,000   3,441,000
      (-) interest capitalized during period                       0          0             0            0           0           0
      (-) preferred stock dividend reqs.                           0          0             0            0           0           0
                                                         --------------------------------------------------------------------------
       = adjusted fixed charges                                    0      1,000       174,000      408,000     274,000   3,441,000
   (-) income from majority owned subs
       attributable to minority ownership                          0          0             0            0           0           0
   (-) undistributed income of less than 50%
       owned persons                                               0          0             0            0           0           0
   (+) full amt of losses of majority owned subs                   0          0             0            0           0           0
   (+) previously capitalized interest amortized
       during the period                                           0          0             0            0           0           0
                                                         --------------------------------------------------------------------------
                Total Adjustments                                  0      1,000       174,000      408,000     274,000   3,441,000
                                                         --------------------------------------------------------------------------
Adjusted pretax income from continuing operations          ($558,000) ($791,000)  ($1,497,000)  $2,360,000  $3,785,000  $7,568,000
                                                         --------------------------------------------------------------------------


                        Fixed Charges

Interest expense                                                  $0     $1,000      $173,000     $403,000    $268,000  $3,160,000
Interest capitalized                                               0          0             0            0           0           0
Amortization of debt expense                                       0          0         1,000        5,000       6,000     272,000
Amortization of debt discount/premium                                                                                        9,000
Portion of rental expense representing interest                                                                                  0
Preferred stock dividend requirements of majority                  0          0             0            0           0           0
   owned subs and 50% owned persons                                0          0             0            0           0           0
   (excluding items eliminated in consolidation)
Debt guarantee adjustments                                         0          0             0            0           0           0
                                                         --------------------------------------------------------------------------
      Total Fixed Charges                                         $0     $1,000      $174,000     $408,000    $274,000  $3,441,000
                                                         --------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                           #DIV/0!    (791.00)        (8.60)        5.78       13.81        2.20
                                                         --------------------------------------------------------------------------
Excess (Deficiency)                                        ($558,000) ($792,000)  ($1,671,000)  $1,952,000  $3,511,000  $4,127,000
                                                         --------------------------------------------------------------------------

      There were no fixed charges incurred during the period January 17, 1991 (date of inception) through June 30, 1991. For the years ended June 30, 1992 and 1993, the Company's earnings were insufficient to cover fixed charges by approximately $792,000 and $1,671,000, respectively. Fixed charges consist of interest expense and the amortization of fees and discounts related to debt financings.